                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       C-BRIDGE INTERNET SOLUTIONS, INC.

     C-BRIDGE INTERNET SOLUTIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By written consent of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 245 of the General Corporation Law of the State of Delaware, setting forth an Amended and Restated Certificate of Incorporation of the Corporation and declaring the Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation duly approved the proposed Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228 and 245 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amended and Restated Certificate of Incorporation is as follows:

RESOLVED: That the Certificate of Incorporation of the Corporation, which was originally filed under the name of Cambridge Internet Solutions, Inc. with the Secretary of State of Delaware on October 31, 1996, and amended on April 2, 1997, be and hereby is amended and restated in its entirety so that the same shall read as follows:

     FIRST:   The name of the Corporation is:

                    C-Bridge Internet Solutions, Inc.

     SECOND.   The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.   The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   The total number of shares of stock which the Corporation shall have authority to issue is 15,000,000 shares of Common Stock, $.000001 par value per share.

     Upon the filing of this Amended and Restated Certificate of Incorporation, there shall be a 10,000 for one (1) stock split pursuant to which each outstanding share of Common Stock shall be converted into 10,000 shares of Common Stock.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     FIFTH.  The Corporation is to have perpetual existence.

     SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          1.   Election of directors need not be by written ballot.

          2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     SEVENTH.   Except to the extent that the General Corporation Law of
Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     EIGHTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

     As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

     In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom: provided, however, that the payment of
                                       --------  -------
such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall
                    ------- --------
be made if it is determined that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question,
(c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnities. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     NINTH.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President on this 5th day of April, 1997.


                              C-BRIDGE INTERNET SOLUTIONS, INC.


                              /s/ Adam Honig
                              _____________________________________
                              Adam Honig, President

                        CERTIFICATE OF AMENDMENT TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       C-BRIDGE INTERNET SOLUTIONS, INC.

     C-BRIDGE INTERNET SOLUTIONS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     By written consent of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an Amendment to the Restated Certificate of Incorporation of the Corporation and declaring the Amendment to the Restated Certificate of Incorporation advisable. The Stockholders of the Corporation duly approved the proposed Amendment to the Restated Certificate of Incorporation by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the Amendment to the Restated Certificate of Incorporation is as follows:

RESOLVED: That the Restated Certificate of Incorporation of C-Bridge
          Internet Solutions, Inc. hereby is amended by deleting the current Fourth Article of the Restated Certificate of Incorporation in its entirety and substituting the following:

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 shares which shall be divided into (a) 5,000,000 shares, designated as Preferred Stock, having a par value of $.01 per share (the "Preferred Stock"), and (b) 30,000,000 shares, designated as Common Stock, having a par value of $.000001 per share.

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Restated Certificate of Incorporation and the limitations prescribed by law or in the descriptions of any class or series of Preferred Stock, the Board of Directors is expressly authorized (i) by adopting resolutions and filing appropriate certificates of designation to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including priorities and ranking among other classes or series of capital stock of the corporation, dividend rights (and whether dividends are cumulative), dividend rates, terms of optional and/or mandatory redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, and (ii) by adopting resolutions to issue shares of such Preferred Stock, in each case, without any further action or vote by the stockholders.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by its Secretary on this 17th day of April 1998.


                              C-BRIDGE INTERNET SOLUTIONS, INC.


                              /s/ Alan Roth
                              ___________________________________
                              Alan Roth, Secretary

                          CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF INCORPORATION
                                       OF
                       C-Bridge Internet Solutions, Inc.
                            Pursuant to Section 242
                       of the General Corporation Law of
                             the State of Delaware
                     -------------------------------------


     C-Bridge Internet Solutions, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     At a meeting of the Board of Directors of the Corporation on October 1, 1999, resolutions were duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolutions setting forth the amendment are as follows:

     RESOLVED:  That Article FIRST of the Certificate of Incorporation of the
     --------
Corporation be and hereby is deleted in its entirety and the following Article FIRST is inserted in lieu thereof:

          FIRST:    The name of the Corporation is C-bridge Internet Solutions,
Inc.

     RESOLVED:  That Article FOURTH of the Certificate of Incorporation of the
     --------
Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

          FOURTH:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is (i) 30,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock") and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.
     ------------

     1.   General.  The voting, dividend and liquidation rights of the holders
          -------
of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2.   Voting.  The holders of the Common Stock are entitled to one vote for
          ------
each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

          The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     3.   Dividends.  Dividends may be declared and paid on the Common Stock
          ---------
from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4.   Liquidation.  Upon the dissolution or liquidation of the Corporation,
          -----------
whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.   PREFERRED STOCK.
     ---------------

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

C.   SERIES A CONVERTIBLE PREFERRED STOCK.
     ------------------------------------

     One million eight hundred fifty thousand (1,850,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

     1.   Dividends.
          ---------

          (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends of 8% per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable only when, as and if declared by the Board of Directors of the Corporation. The right to receive dividends on Series A Preferred Stock shall be non-cumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Series A Preferred Stock in any prior year.

          (b) The Corporation shall not declare or pay any cash dividends on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received a dividend at the rate specified in paragraph (a) of this Section 1.

     2.   Liquidation, Dissolution or Winding Up; Certain Mergers,
          --------------------------------------------------------
          Consolidations and Asset Sales.
          ------------------------------

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to the greater of (i) $6.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

          (c) Any merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least 80% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation), or sale of all or substantially all the assets of the Corporation, shall be deemed to be a liquidation of the Corporation for purposes of this Section 2, and the agreement or plan of merger or consolidation with respect to such merger, consolidation or sale shall provide that the consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and

2(b) above. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger, consolidation or sale shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

     3.   Voting.
          ------

          (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.
Except as provided by law, by the provisions of Subsection 3(b) or 3(c) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b) The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to one director, and the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock), exclusively and as a separate class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing directors by holders of the Series A Preferred Stock. A vacancy in any directorship filled by the holders of Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock or by any remaining director or directors elected by the holders of Series A Preferred Stock pursuant to this Subsection 3(b). The rights of the holders of the Series A Preferred Stock under this Subsection 3(b) shall terminate upon the closing of the Corporation's initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $15,000,000 of gross proceeds to the Corporation at a minimum price to the public of $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events).

          (c) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization of any shares of capital stock on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to
Section 151 of the General Corporation Law of Delaware or by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series A Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     4.   Optional Conversion.  The holders of the Series A Preferred Stock
          -------------------
shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert.  Each share of Series A Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.00 by the Series A Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be $6.00. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

          (b) Fractional Shares. Upon conversion, the Corporation (unless
              -----------------
otherwise requested by the holder of Convertible Stock subject to conversion) will issue fractional shares of its Common Stock, as applicable, and shall not distribute cash in lieu of such fractional shares. The number of full shares of Common Stock issuable upon conversion of any Convertible Stock shall be computed on the basis of the aggregate number of shares of Convertible Stock to be converted. If fractional shares of Common Stock which would otherwise be issuable upon conversion of any such shares of Stock are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

          (c)  Mechanics of Conversion.
               -----------------------

          (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

          (ii)  The Corporation shall at all times when the Series A
Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price.

          (iii) Upon any such conversion, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

          (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

          (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section
4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d) Adjustments to Series A Conversion Price for Diluting Issues:
              ------------------------------------------------------------

               (i) Special Definitions.  For purposes of this Section 4, the
                   -------------------
following definitions shall apply:

          (A) "Option" shall mean rights, options or warrants to subscribe for,
               ------
purchase or otherwise acquire Common Stock or Convertible Securities.

          (B) "Series A Original Issue Date" shall mean the date on
               ----------------------------
which a share of Series A Preferred Stock was first issued.

          (C) "Convertible Securities" shall mean any evidences of indebtedness,
               ----------------------
shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

          (D) "Additional Shares of Common Stock" shall mean all shares of
               ---------------------------------
Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than:

               (I) shares of Common Stock issued or issuable upon conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Series A Original Issue Date;

               (II) shares of Common Stock issued or issuable as a dividend or distribution on Series A Preferred Stock;

               (III) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below; or

               (IV) up to 9,727,081 shares of Common Stock (or Options with respect thereto) (subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to a plan or arrangement approved by the Board of Directors of the Corporation and by a majority of the members of the Board of Directors who are not employees of the Corporation or any of its subsidiaries

     (provided that any Options for such shares that expire or terminate unexercised shall not be counted toward such maximum number).

          (ii)      No Adjustment of Series A Conversion Price.  No adjustment
                    ------------------------------------------
in the Series A Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Share of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the applicable Series A Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares, or (b) prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least 50% of the then outstanding shares of Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

          (iii)     Issue of Securities Deemed Issue of Additional Shares of
                    --------------------------------------------------------
Common Stock.  If the Corporation at any time or from time to time after the
------------
Series A Original Issue Date shall issue any Options (excluding Options covered by Subsection 4(d)(i)(D)(IV) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

          (A) No further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, then upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

          (C) Upon the expiration or termination of any such unexercised Option or unconverted Convertible Security, the Series A Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Series A Conversion Price;

          (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price then in effect shall forthwith be readjusted to such Series A Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and

          (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event the Corporation, after the Series A Original Issue Date, amends the terms of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Series A Original Issue Date or were issued after the Series A Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Series A Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

               (iv) Adjustment of Series A Conversion Price Upon Issuance of
                    --------------------------------------------------------
                    Additional Shares of Common Stock.
                    ---------------------------------

     In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series A Conversion Price in effect immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the
                                                  -------- ----
purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          (v)  Determination of Consideration.  For purposes of this Subsection
               ------------------------------
4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A) Cash and Property:  Such consideration shall:
                   -----------------

               (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

               (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

               (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

          (B) Options and Convertible Securities.  The consideration per share
              ----------------------------------
received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

              (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

              (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (vi)  Multiple Closing Dates.  In the event the Corporation shall
                ----------------------
issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

          (e) Adjustment for Stock Splits and Combinations.  If the Corporation
              --------------------------------------------
shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Adjustment for Certain Dividends and Distributions.  In the event
              --------------------------------------------------
the Corporation at any time, or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

          (g) Adjustments for Other Dividends and Distributions.  In the event
              -------------------------------------------------
the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; provided, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

          (h) Adjustment for Merger or Reorganization, etc.  Subject to the
              --------------------------------------------
provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, each share of Series A Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

          (i) No Impairment.  The Corporation will not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all
such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (j) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Series A Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

          (k) Notice of Record Date.  In the event:
              ---------------------

               (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

               (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

     5.   Mandatory Conversion.
          --------------------

          (a) Upon the closing of the sale of shares of Common Stock, at a price to the public of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $15 million of gross proceeds to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included under the caption "Series A Convertible Preferred Stock", and all references to the Series A Preferred Stock, shall be deleted and shall be of no further force or effect.

          (b) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

     6.   Redemption.
          ----------

          (a) The Corporation will, subject to the conditions set forth below, on the fifth anniversary of the closing and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Mandatory Redemption Date"), upon receipt not less than 60 nor more than 120 days prior to the applicable Mandatory Redemption Date of written request(s) for redemption from holders of at least 66.67% of the shares of Series A Preferred Stock then outstanding (an "Initial Redemption Request"), redeem from each holder of shares of Series A Preferred Stock that requests redemption pursuant to the Initial Redemption Request or pursuant to a subsequent election made in accordance with Section 6(b) below (a "Requesting Holder"), at a price equal to $6.00 per share, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Mandatory Redemption Price"), the number of shares of Series A Preferred Stock requested to be redeemed by each Requesting Holder, but not more than the following respective portions of the number of shares of Series A Preferred Stock held by such Requesting Holder on the applicable Mandatory Redemption Date.

                                               Maximum
                Mandatory           Portion of Shares of Series A
                Redemption Date    Preferred Stock To Be Redeemed
                -----------------  -------------------------------
                October 7, 2004                  33%
                October 7, 2005                  50%
                October 7, 2006      All outstanding shares of
                                      Series A Preferred Stock


          (b) The Corporation shall provide notice of its receipt of an Initial Redemption Request, specifying the time, manner and place of redemption and the Mandatory Redemption Price (a "Redemption Notice"), by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 45 days prior to the applicable Mandatory Redemption Date. Each holder of Series A Preferred Stock (other than a holder who has made the Initial Redemption Request) may elect to become a Requesting Holder on such Mandatory Redemption Date by so indicating in a written notice mailed to the Company, by first class or registered mail, postage prepaid, at least 30 days prior to the applicable Mandatory Redemption Date. Except as provided in
Section 6(c) below, each Requesting Holder shall surrender to the Corporation on the applicable Mandatory Redemption Date the certificate(s) representing the shares to be redeemed on such date, in the manner and at the place designated in the Redemption Notice. Thereupon, the Mandatory Redemption Price shall be paid to the order of each such Requesting Holder and each certificate surrendered for redemption shall be cancelled.

          (c) If the funds of the Corporation legally available for redemption of Series A Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series A Preferred Stock required under this
Section 6 to be redeemed on such date from Requesting Holders, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series A Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

          (d) Unless there shall have been a failure to pay the Mandatory Redemption Price, on the Mandatory Redemption Date all rights of the holder of each share redeemed on such date as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

          (e) Any Series A Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

     7.   Waiver.  Any of the rights of the holders of Series A Preferred Stock
          ------
set forth herein may be waived by the affirmative vote of the holders of more than 50% of the shares of Series A Preferred Stock then outstanding.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 7th day of October, 1999.


                                     C-BRIDGE INTERNET SOLUTIONS, INC.


                                     By: /s/ Joseph M. Bellini
                                        -------------------------------------
                                        Joseph M. Bellini
                                        President and Chief Executive Officer